UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2026

DELUXE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

MN	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 S. Marquette Ave.,

Minneapolis, MN 55402

(Address of principal executive offices and zip code)

(651) 483-7111

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2026, Deluxe Corporation (the “Company”) and certain subsidiaries of the Company party thereto, as guarantors, entered into a Refinancing Facility Agreement No. 2 effecting a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with certain financial institutions party thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, amending the Company’s existing credit agreement.

The Credit Agreement provides for (i) a senior secured first lien revolving credit facility in an aggregate principal amount of $400.0 million (the “Revolving Credit Facility”), and (ii) a senior secured first lien term loan facility in an aggregate principal amount of $800.0 million (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”). The Revolving Credit Facility includes a $40 million swingline sub-facility and a $25 million letter of credit sub-facility. The Credit Agreement permits the Company to establish additional incremental credit facilities thereunder subject to certain restrictions and conditions.

Interest is payable on the Senior Secured Credit Facilities at a rate equal to, at the Company’s option, either: (1) the sum of (a) the greatest of: (i) the prime rate; (ii)  the federal funds effective rate plus 0.50% and (iii) one-month term SOFR, plus 1.00%; in each case subject to a 1.00% floor plus (b) a margin (x) initially, equal to 1.00% and (y) after delivery of the Company’s financial statements for the first fiscal quarter following the closing date, ranging from 0.50% to 1.75% depending on the Company’s consolidated total leverage ratio; or (2) the sum of (a) one, three, or six month Term SOFR, plus (b) a margin (x) initially, equal to 2.00% and (y) after delivery of the Company’s financial statements for the first fiscal quarter following the closing date, ranging from 1.50% to 2.75% depending on the Company’s consolidated total leverage ratio.

Loans under the Revolving Credit Facility may be borrowed, repaid and re-borrowed until July 31, 2031, at which time all amounts borrowed must be repaid. The Term Loan Facility will be repaid in equal quarterly installments in an annual amount equal to 7.50% per annum of the original aggregate principal amount thereof from December 31, 2026 through September 30, 2030 and 10.00% per annum of the original aggregate principal amount thereof from December 31, 2030 through June 30, 2031 with the remaining balance due at final maturity. The Term Loan Facility also includes mandatory prepayment requirements related to asset sales (subject to reinvestment), debt incurrence (other than permitted debt) and casualty or other insured damage to assets, subject to certain limitations. Any voluntary prepayment of the Term Loan Facility may be made without the payment of any premium or penalty.

The obligations under the Credit Agreement are guaranteed on a senior secured basis by the Company and certain of its existing and future domestic subsidiaries, subject to certain exceptions, and are secured by a security interest in substantially all of the assets of the Company and the guarantors, subject to customary exceptions and limitations.

The Credit Agreement contains certain covenants, including affirmative and operational covenants and restrictive covenants regarding, among other matters, the incurrence of debt, the incurrence of liens, investments, mergers, dispositions and specified uses of cash (including payment of dividends and distributions).

The Company used the proceeds of the Term Loan Facility, together with a draw on the Revolving Credit Facility, to finance the purchase price of its previously announced acquisition of Celero (defined below) as described in Item 2.01 of this Current Report on Form 8-K and to pay related fees, costs and expenses. The Revolving Credit Facility will be available for working capital needs, permitted acquisitions and capital expenditures and for other general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2026, the Company completed the previously announced acquisition of Celero Commerce, pursuant to the Equity Purchase Agreement and Plan of Merger, dated as of June 17, 2026 (as amended or supplemented from time to time, the “Purchase Agreement”), by and among the Company, Calypso Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), Celero Intermediate Holdings LLC, a Delaware limited liability company (“Celero”), LLR V Payments, LLC, a Delaware limited liability company (“BlockerCo”), LLR Equity Partners International V, L.P., a Delaware limited partnership (“BlockerCo Seller”), and, in its capacity as representative of the Sellers, LLR Representative V, LLC, a Delaware limited liability company (the “Sellers’ Representative”).

Pursuant to the Purchase Agreement, (i) the Company purchased from BlockerCo Seller all of the issued and outstanding equity securities of BlockerCo (the “Acquisition”), and (ii) Merger Sub merged with and into Celero, whereupon the separate limited liability company existence of Merger Sub ceased and Celero was the surviving limited liability company and became a wholly-owned subsidiary of the Company (the “Merger,” and together with the Acquisition, the “Transaction”).

Pursuant to the Purchase Agreement, the aggregate cash purchase price for the Transaction was approximately $625 million, plus payment of certain seller transaction expenses and subject to other adjustments. The closing cash consideration was funded with a combination of borrowings under the Term Loan Facility and the Revolving Credit Facility described in Item 1.01 of this Current Report on Form 8-K.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2026.

The financial statements of Celero and the pro forma financial information required by Item 9.01 of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On July 31, 2026, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses or Funds Acquired

The Company will file any financial statements required to be filed not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c)	Pro Forma Financial Information

The Company will file any pro forma financial information required to be filed not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1#	Refinancing Facility Agreement No. 2, dated July 31, 2026, by and among Deluxe Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto.
99.1	Press Release, dated July 31, 2026, of Deluxe Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#      Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the relevant agreement. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2026	DELUXE CORPORATION

	By:	/s/ Jeffrey L. Cotter
	Name:	Jeffrey L. Cotter
	Title:	Chief Administrative Officer, Senior Vice President and General Counsel